Exhibit (i)(2): Consent of Counsel
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[LETTERHEAD]
                                 Law Offices of

                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401


                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333



                                 March 31, 2000


Blue Ridge Funds Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Post-Effective Amendment No. 2 to Registration Statement on Form N-1A for Blue Ridge Funds Trust ("Trust") (File Nos. 333-36811 and 811-08391)


Dear Sirs and Madams:

We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 2 to the Trust's Registration Statement.



                                                   Very truly yours,

                                                   /S/ Dechert Price & Rhoads

                                                   Dechert Price & Rhoads